Exhibit 4.2

EXECUTION COPY

WARRANT AGREEMENT

THIS WARRANT AGREEMENT (this “Agreement”) is made as of the 17th day of May, 2012 between General Maritime Corporation, a Marshall Islands corporation (the “Company”), and Computershare Shareowner Services LLC, a New Jersey limited liability company (the “Warrant Agent”).

WHEREAS, on November 17, 2011, the Company and its debtor affiliates (collectively, the “Debtors”) each filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code  in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) under the lead case 11-15285-MG (the “Chapter 11 Cases”);

WHEREAS, on March 26, 2012, the Debtors filed the Second Amended Joint Plan of Reorganization of the Debtors Under Chapter 11 of the Bankruptcy Code (the “Plan of Reorganization”);

WHEREAS, on May 7, 2012, the Bankruptcy Court entered an order confirming the Plan of Reorganization, and the Company emerged from its chapter 11 bankruptcy proceedings on May 17, 2012 (the “Plan Effective Date”);

WHEREAS, the Company proposes to issue, at the Effective Date, warrants (the “New GMR Warrants”) to purchase, in the aggregate, 309,296 shares of New GMR Common Stock, at an exercise price of $42.50, to all holders of Allowed General Unsecured Claims against the Guarantor Debtors (other than a holder of an OCM Facility Deficiency Claim), on a Pro Rata basis;

WHEREAS, the Company desires to provide for the form and provisions of the New GMR Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the New GMR Warrants; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, call, exercise and cancellation of the New GMR Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the New GMR Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                    Definition of Terms.  As used in this Agreement, the following capitalized terms shall have the following respective meanings:

(a)                                 “Affiliate” has the meaning set forth in Rule 12b-2 of the Exchange Act.

(b)                                 “Business Day” shall mean any day on which commercial banks are not authorized or permitted to close in New York, New York or in the State of New Jersey.

(c)                                  “Beneficial Holder” means any person or entity that holds beneficial interests in a Global Warrant Certificate.

(d)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(e)                                  “Governmental Authority” means any (i) government, (ii) governmental or quasi- governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal) or (iii) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, in each case, whether federal, state, local, municipal, foreign, supranational or of any other jurisdiction.

(f)                                   “Law” means all laws, statutes, rules, regulations, codes, injunctions, decrees, orders, ordinances, registration requirements, disclosure requirements and other pronouncements having the effect of law of the United States, the Republic of the Marshall Islands, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Authority.

(g)                                  “Market Price” means as to any security the average of the closing prices of such security’s sales on all U.S. securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the highest bid and lowest asked prices on such day in the U.S. over-the-counter market as reported by Pink OTC Markets, Inc., or any similar successor organization, in each such case averaged over a period of twenty-one (21) days consisting of the day as of which “Market Price” is being determined and the twenty (20) consecutive Business Days prior to such day; provided that, if such security is listed on any U.S. securities exchange or quoted in a U.S. over-the-counter market (the term “Business Day” as used in this sentence means Business Days on which such exchange or market, as applicable, is open for trading).  If at any time such security is not listed on any U.S. securities exchange or quoted in the U.S. over-the-counter market, the “Market Price” shall be the fair value thereof reasonably determined in good faith by the Board of Directors of the Company.  If the Registered Holder disagrees with the determination of the market value of any securities of the Company determined by the Board of Directors of the Company in accordance with this provision, the fair market value of such securities shall be determined by an independent appraiser acceptable to the Company and the Registered Holder (or, if they cannot agree on such an appraiser, by an independent appraiser selected by lot by two independent appraisers, one of which is appointed by each of them).  The cost of the appraisal shall be shared equally between the Company and the Registered Holder.

(h)                                 “Organic Change” means any recapitalization, reorganization, reclassification, consolidation, merger, sale of a majority of the Company’s assets or other transaction, in each case which is effected in such a way that the holders of New GMR Common Stock are entitled to receive (either directly or upon subsequent liquidation) cash, stock, securities or other assets or property with respect to or in exchange for New GMR Common Stock; provided that a Specified Sale shall not be considered an Organic Change.

(i)                                     “Person” means any individual, firm, corporation, partnership, limited partnership, limited liability company, association, indenture trustee, organization, joint stock company, joint venture, estate, trust, governmental unit or any political subdivision thereof, or any other entity (as such term is defined in the Bankruptcy Code).

(j)                                    “Plan of Reorganization” means the plan of reorganization of the Company as finally approved by the bankruptcy court before which the Company’s case under Chapter 11 of the United States Bankruptcy Code is or was pending.

(k)                                 “Requisite Holders” means Registered Holders of New GMR Warrants representing a majority of the New GMR Common Stock obtainable upon exercise of all New GMR Warrants then outstanding.

(l)                                     “SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

(m)                             “Securities Act” means the Securities Act of 1933, as amended.

(n)                                 “Specified Sale” means a transfer, sale or other disposition (i) by Oaktree and its Affiliates (as such terms are defined in the Shareholders’ Agreement, by and among the Company and shareholders thereof, as amended from time to time), in one or a series of related transactions, of eighty-five percent (85%) or more on a cumulative basis of the Equity Securities held by such Persons, or (ii) of eighty-five percent (85%) or more on a cumulative basis of the assets of the Company and its Subsidiaries, on a consolidated basis.

(o)                                 “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company or other business entity, a majority of the partnership, limited liability company or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company or other business entity gains or losses or shall be or control the managing member or general partner of such partnership, limited liability company or other business entity.

(p)                                 “Warrant Exercise Shares” means the shares of New GMR Common Stock issued upon the applicable exercise of a New GMR Warrant.

(q)                                 “Warrant Agent” has the meaning set forth in the preamble and shall include any successor to the Warrant Agent pursuant to Section 9.1 hereof.

Each capitalized term used but not defined herein shall have the meaning ascribed to it in the Plan of Reorganization.

ARTICLE II

APPOINTMENT OF WARRANT AGENT

Section 2.1                                    Appointment.  The Company hereby appoints the Warrant Agent to act as agent for the Company for the New GMR Warrants in accordance with the express terms and subject to the conditions set forth in this Agreement (and no implied terms or conditions), and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the express terms and conditions set forth in this Agreement.

ARTICLE III

WARRANTS

Section 3.1                                    Issuance of New GMR Warrants.  On the terms and subject to the conditions of this Agreement and in accordance with the terms of the Plan of Reorganization, on the Effective Date (such date, the “Date of Issuance”), the Company will issue and distribute the New GMR Warrants to purchase the New GMR Common Stock to the holders of Allowed General Unsecured Claims against the Guarantor Debtors (other than a holder of an OCM Facility Deficiency Claim) on a Pro Rata basis as part of the Initial Distribution, if any, and issue the balance of the New GMR Warrants following the Initial Distribution to the Unsecured Creditor Distribution Escrow Account.  The Company shall provide the Warrant Agent with a written list of all initial Registered Holders of New GMR Warrants, including the number of New GMR Warrants issued to each such initial Registered Holder, and the Warrant Agent may rely conclusively on such written list.  On or promptly after such date, the Company will deliver, or cause to be delivered to The Depository Trust Company (the “Depositary”), one or more Global Warrant Certificates (as defined below), duly executed on behalf of the Company and countersigned by the Warrant Agent, evidencing a portion of the New GMR Warrants, in the manner set forth in Section 3.2(b) below.  The remainder of the New GMR Warrants shall be issued by book-entry registration on the books of the Warrant Agent (“Book-Entry Warrants”) and shall be evidenced by statements issued by the Warrant Agent from time to time to the Registered Holders (as defined below) of Book-Entry Warrants reflecting such book-entry position (the “Warrant Statements”).  The maximum number of shares of New GMR Common Stock issuable pursuant to the New GMR Warrants shall be 309,296 shares, as such amount may be adjusted from time to time pursuant to this Agreement.  No warrant will be deemed issued and/or outstanding until issued through the facilities of the Depositary, unless the Company otherwise consents in writing.

Section 3.2                                    Form of Warrant.

(a)                                 Subject to Section 7.1 of this Agreement, (i) the New GMR Warrants issued pursuant to the terms of the Plan of Reorganization on the Date of Issuance shall be, and other warrants to purchase capital stock of the Company that may be issued form time to time may be, issued in the form of one or more global certificates (the “Global Warrant Certificates”), with the forms of election to exercise and of assignment printed on the reverse thereof, in substantially the form set forth in Exhibit A-1 attached hereto, and/or (i) other warrants to purchase stock of the Company that may be issued from time to time may be issued via book-entry registration on the books and records of the Warrant Agent and evidenced by the Warrant Statements, in substantially the form set forth in Exhibit A-2 attached hereto.  The Warrant Statements and Global Warrant Certificates may bear such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification or designation and such legends, summaries, or endorsements placed thereon as may be required by the Depositary or to comply with any Law or with any rules or regulations made pursuant thereto or with any rules of any securities exchange or as may, consistently herewith, or, be determined by (i) in the case of Global Warrant Certificates, the Chairman of the Board of Directors, Chief Executive Officer, President, any Senior Vice President or Treasurer of the Company (each, an “Appropriate Officer”) executing such Global Warrant Certificates, as evidenced by their execution of the Global Warrant Certificates, or (ii) in the case of a Warrant Statement, any Appropriate Officer, and all of which shall be reasonably acceptable to the Warrant Agent.

(b)                                 The Global Warrant Certificates shall be deposited on or after Date of Issuance with the Warrant Agent and registered in the name of Cede & Co., as the nominee of the Depositary.  Each Global Warrant Certificate shall represent such number of the outstanding New GMR Warrants as specified therein, and each shall provide that it shall represent the aggregate amount of outstanding New GMR Warrants from time to time endorsed thereon and that the aggregate amount of outstanding New GMR Warrants represented thereby may from time to time be reduced or increased, as appropriate, in accordance with the terms of this Agreement.

Section 3.3                                    Execution of Global Warrant Certificates.

(a)                                 The Global Warrant Certificates shall be signed on behalf of the Company by an Appropriate Officer.  Each such signature upon the Global Warrant Certificates may be in the form of a facsimile signature of any such Appropriate Officer and may be imprinted or otherwise reproduced on the Global Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any Appropriate Officer.

(b)                                 If any Appropriate Officer who shall have signed any of the Global Warrant Certificates shall cease to be such Appropriate Officer before the Global Warrant Certificates so signed shall have been countersigned by the Warrant Agent or delivered or disposed of by or on behalf of the Company, such Global Warrant Certificates nevertheless may be countersigned and delivered or disposed of with the same force and effect as though such Appropriate Officer had not ceased to be such Appropriate Officer of the Company; and any Global Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Global Warrant Certificate, shall be a proper Appropriate Officer of the Company to sign such Global Warrant Certificate, although at the date of the execution of this Agreement any such person was not such Appropriate Officer.

Section 3.4                                    Registration and Countersignature.

(a)                                 Upon receipt of a written order of the Company signed by an Appropriate Officer instructing the Warrant Agent to do so, the Warrant Agent shall (i) register in the Warrant Register the Book-Entry Warrants in the names of the initial Registered Holders thereof, (ii) upon receipt of the Global Warrant Certificates duly executed on behalf of the Company, countersign, either by manual or facsimile signature, such Global Warrant Certificates evidencing New GMR Warrants and (iii) deliver such Global Warrant Certificates to the Depositary, or pursuant to the Depositary’s instructions, hold such Global Warrant Certificates as custodian for the Depositary.  Such written order of the Company shall specifically state the number of New GMR Warrants that are to be issued as Book-Entry Warrants and the number of New GMR Warrants that are to be issued as Global Warrant Certificates.  A Global Warrant Certificate shall be, and shall remain, subject to the provisions of this Agreement until such time as all of the New GMR Warrants evidenced thereby shall have been duly exercised or shall have expired or been canceled in accordance with the terms hereof.

(b)                                 No Global Warrant Certificate shall be valid for any purpose, and no New GMR Warrant evidenced thereby shall be exercisable, until such Global Warrant Certificate has been countersigned by the manual or facsimile signature of the Warrant Agent.  Such signature by the Warrant Agent upon any Global Warrant Certificate executed by the Company shall be conclusive evidence that such Global Warrant Certificate so countersigned has been duly issued hereunder.

(c)                                  The Warrant Agent shall keep or cause to be kept, at an office designated for such purpose, books (the “Warrant Register”) in which, subject to such reasonable regulations as it may prescribe, it shall register the Book-Entry Warrants as well as any Global Warrant Certificates and exchanges, cancellations and transfers of outstanding New GMR Warrants in accordance with the procedures set forth in Section 7.1 of this Agreement, all in a form satisfactory to the Company and the Warrant Agent.  No service charge shall be made for any exchange or registration of transfer of the New GMR Warrants, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other charge that may be imposed on any Registered Holder in connection with any such exchange or registration of transfer.  The Warrant Agent shall have no obligation to effect an exchange or register a transfer unless and until it is satisfied that any payments required by the immediately preceding sentence have been made.

(d)                                 Prior to due presentment for registration of transfer or exchange of any New GMR Warrant in accordance with the procedures set forth in this Agreement, the Company and the Warrant Agent may deem and treat the person in whose name any New GMR Warrant is registered upon the Warrant Register (the “Registered Holder” of such New GMR Warrant) as the absolute owner of such New GMR Warrant (notwithstanding any notation of ownership or other writing on a Global Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, any distribution to the holder thereof and for all other purposes, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary. Neither the Company nor the Warrant Agent will be liable or responsible for any registration or transfer of any New GMR Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary.

ARTICLE IV

TERMS AND EXERCISE OF NEW GMR WARRANTS

Section 4.1                                    Exercise Price.  On the Date of Issuance, each Warrant shall entitle (i) in the case of the Book-Entry Warrants, the Registered Holder thereof and (ii) in the case of New GMR Warrants held through the book-entry facilities of the Depositary or by or through persons that are direct participants in the Depositary, the Beneficial Holder thereof ((i) and (ii) collectively, the “Holder”), subject to the provisions of such New GMR Warrant and of this Agreement, the right to purchase from the Company the number of shares of New GMR Common Stock, at the price of $42.50 per share (as the same may be hereafter adjusted in accordance herewith, the “Exercise Price”), specified in such New GMR Warrant.

Section 4.2                                    Exercise Period.  New GMR Warrants may be exercised by the Holder thereof, in whole or in part (but not as to a fractional share of New GMR Common Stock), at any time and from time to time after the Date of Issuance and prior to 5:30 P.M., New York time on the fifth (5th) anniversary thereof (the “Exercise Period”).  Each New GMR Warrant or portion thereof that is not exercised prior to the expiration of the Exercise Period shall be automatically cancelled with no action by any Person, and with no further rights thereunder, upon such expiration.

Section 4.3                                    Method of Exercise.

(a)                                 Subject to the provisions of the New GMR Warrants and this Agreement, the Holder of a New GMR Warrant may exercise such Holder’s right to purchase shares of the New GMR Common Stock, in whole or in part, by: (x) in the case of persons who hold Book-Entry Warrants, providing an exercise form for the election to exercise such New GMR Warrant (“Exercise Form”) substantially in the form of Exhibit B-1 hereto, properly completed and duly executed by the Registered Holder thereof, to the Warrant Agent, and (y) in the case of New GMR Warrants held through the book-entry facilities of the Depositary or by or through persons that are direct participants in the Depositary, providing an Exercise Form (as provided by such Holder’s broker) to its broker, properly completed and executed by the Beneficial Holder thereof.

(b)                                 Any exercise of a New GMR Warrant pursuant to the terms of this Agreement shall be irrevocable and shall constitute a binding agreement between the Holder and the Company, enforceable in accordance with its terms.

(c)                                  Upon receipt of an Exercise Form pursuant to Section 4.3(a), the Warrant Agent shall:

(i)                                     examine all Exercise Forms and all other documents delivered to it by or on behalf of Holders as contemplated hereunder to ascertain whether or not, on their face, such Exercise Forms and any such other documents have been executed and completed in accordance with their terms and the terms hereof;

(ii)                                  if an Exercise Form or other document appears, on its face, to have been improperly completed or executed or some other irregularity in connection with the exercise of the New GMR Warrants exists, endeavor to inform the appropriate parties (including the person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

(iii)                               inform the Company of and cooperate with and assist the Company in resolving any reconciliation problems between the information provided on any Exercise Forms received and the information on the Warrant Register;

(iv)                              advise the Company no later than three (3) Business Days after receipt of an Exercise Form, of (A) the receipt of such Exercise Form and the number of New GMR Warrants requested to be exercised in accordance with the terms and conditions of this Agreement, (B) the instructions with respect to delivery of the New GMR Common Stock deliverable upon such exercise, subject to timely receipt of the such information by the Warrant Agent, and (C) such other information as the Company shall reasonably request; and

(v)                                 subject to New GMR Common Stock being made available to the Warrant Agent by or on behalf of the Company for delivery to the Depositary, and written instructions from the Company, liaise with the Depositary and endeavor to effect such delivery to the relevant accounts at the Depositary in accordance with its customary requirements.

(d)                                 The Company reserves the right to reasonably reject any and all Exercise Forms not in proper form or for which any corresponding agreement by the Company to exchange would, in the opinion of the Company, be unlawful.  Such determination by the Company shall be final and binding on the Holders of the New GMR Warrants, absent manifest error.  Moreover, the Company reserves the absolute right to waive any of the conditions to the exercise of New GMR Warrants or defects in Exercise Forms with regard to any particular exercise of New GMR Warrants.  The Company shall provide prompt written notice to the Warrant Agent of the exercise of any New GMR Warrant.  The Warrant Agent shall not have any obligations with respect to the exercise of any New GMR Warrant, except for canceling the Global Warrant Certificate surrendered to the Company for such exercise in accordance with written instructions received from the Company.  Neither the Company nor the Warrant Agent shall be under any duty to give notice to the Holders of the New GMR Warrants of any irregularities in any exercise of New GMR Warrants, nor shall it incur any liability for the failure to give such notice.

Section 4.4                                    Issuance of New GMR Common Stock.

(a)                                 Upon exercise of any New GMR Warrants pursuant to Section 4.3 and clearance of the funds in payment of the Exercise Price, the Company shall promptly at its expense, and in no event later than five (5) Business Days thereafter, cause to be issued to the Holder of such New GMR Warrants the total number of whole New GMR Common Stock for which such New GMR Warrants are being exercised (as the same may be hereafter adjusted pursuant to Article V) in such denominations as are requested by the Holder as set forth below:

(i)                                     in the case of a Beneficial Holder who holds the New GMR Warrants being exercised through the Depositary’s book-entry transfer facilities, by same-day or next-day credit to the Depositary for the account of such Beneficial Holder or for the account of a participant in the Depositary the number of New GMR Common Stock to which such person is entitled, in each case registered in such name and delivered to such account as directed in the Exercise Form by such Beneficial Holder or by the direct participant in the Depositary through which such Beneficial Holder is acting, or

(ii)                                  in the case of a Registered Holder who holds the New GMR Warrants being exercised in the form of Book-Entry Warrants, a book-entry interest in the New GMR Common Stock registered on the books of the Company’s transfer agent.

(b)                                 Notwithstanding the five (5) Business Day period described in Section 4.4(a), the Warrant Exercise Shares shall be deemed to have been issued to the Holder at the time at which all of the conditions to such exercise have been fulfilled, and the Holder shall be deemed for all purposes to have become the record holder of such Warrant Exercise Shares at such time.

(c)                                  If less than all of the New GMR Warrants evidenced by a Global Warrant Certificate surrendered upon the exercise of New GMR Warrants are exercised at any time prior to the Expiration Date, a new Global Warrant Certificate or Global Warrant Certificates shall be issued for the remaining number of New GMR Warrants evidenced by the Global Warrant Certificate so surrendered, and the Warrant Agent is hereby authorized to countersign the required new Global Warrant Certificate or Certificates pursuant to the provisions of Section 3.4 and this Section 4.4.

Section 4.5                                    Exercise of New GMR Warrants.  A Holder of a New GMR Warrant may exchange all or part of the purchase rights represented by the New GMR Warrant by surrendering the New GMR Warrant to the Warrant Agent, together with a written notice to the Warrant Agent that such holder is exchanging the New GMR Warrant (or a portion thereof) for an aggregate number of shares of New GMR Common Stock specified in the notice, from which the Company shall withhold and not issue to such holder a number of shares of New GMR Common Stock with an aggregate Market Price equal to the aggregate Exercise Price of the shares of New GMR Common Stock specified in such notice (and such withheld shares shall no longer be issuable under the New GMR Warrant).

Section 4.6                                    Reservation of Shares.                         The Company shall at all times reserve and keep available out of its authorized but unissued shares of New GMR Common Stock solely for the purpose of issuance upon the exercise of the New GMR Warrants, such number of shares of New GMR Common Stock issuable upon the exercise of all outstanding New GMR Warrants.  The Company shall take all such actions as may be necessary to assure that all such shares of New GMR Common Stock may be so issued without violating the Company’s governing documents, any applicable Law or any requirements of any U.S. securities exchange upon which shares of New GMR Common Stock may be listed.  The Company shall not take any action which would cause the number of authorized but unissued shares of New GMR Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the New GMR Warrants.

Section 4.7                                    Fractional Shares.  Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to issue any fraction of a share of its capital stock in connection with the exercise of New GMR Warrants, and in any case where the Registered Holder would, except for the provisions of this Section 4.7, be entitled under the terms of New GMR Warrants to receive a fraction of a share upon the exercise of such New GMR Warrants, the Company shall, upon the exercise of such Holder’s New GMR Warrants, issue or cause to be issued only the largest whole number of New GMR Common Stock issuable on such exercise (and such fraction of a share will be disregarded); provided, that if more than one New GMR Warrant is presented for exercise at the same time by the same Holder, the number of whole New GMR Common Stock which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of New GMR Common Stock issuable upon exercise of all such New GMR Warrants.

Section 4.8                                    Public Offering.  Notwithstanding any other provision hereof, if an exercise of any portion of a New GMR Warrant is to be made in connection with a registered public offering or the sale of the Company, the exercise of any portion of such New GMR Warrant may, at the election of the holder thereof, be conditioned upon the consummation of such registered public offering or sale of the Company, in which case such exercise shall be deemed to be effective concurrently with the consummation of such transaction.

Section 4.9                                    Close of Books; Par Value.  The Company shall not close its books against the transfer of any New GMR Warrant or any Warrant Exercise Shares in any manner which interferes with the timely exercise of such New GMR Warrant.  The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued New GMR Common Stock acquirable upon exercise of each New GMR Warrant is at all times equal to or less than the Exercise Price then in effect.

Section 4.10                             Investment Representations.  Upon any exercise of a New GMR Warrant, the Company may require customary investment representations from the Holder (other than any Holder who acquired a New GMR Warrant pursuant to the terms of the Plan of Reorganization) to the extent necessary to assure that the issuance of the New GMR Common Stock thereunder shall not require registration or qualification under the Securities Act, or the rules and regulations promulgated thereunder, or any other applicable securities Laws.

ARTICLE V

ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF
WARRANT EXERCISE SHARES

In order to prevent dilution of the rights granted under each New GMR Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this Article V, and the number of shares of New GMR Common Stock obtainable upon exercise of each New GMR Warrant shall be subject to adjustment from time to time as provided in this Article V.

Section 5.1                                    Adjustments.

(a)                                 Subdivision or Combination of New GMR Common Stock.  If the Company at any time prior to the expiration of the Exercise Period subdivides (by any stock split, stock dividend or reclassification) one or more classes of its New GMR Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of New GMR Common Stock obtainable upon exercise of each New GMR Warrant shall be proportionately increased.  If the Company at any time prior to the expiration of the Exercise Period combines (by reverse stock split, or reclassification) one or more classes of its New GMR Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately increased and the number of shares of New GMR Common Stock obtainable upon exercise of each New GMR Warrant shall be proportionately decreased.

(b)                                 Reorganization, Reclassification, Consolidation, Merger or Sale.  In connection with any Organic Change prior to the expiration of the Exercise Period, the Company shall make appropriate provision to ensure that each holder of the New GMR Warrants shall have the right to acquire and receive in such Organic Change, in lieu of or addition to (as the case may be) the shares of New GMR Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder’s New GMR Warrant, such cash, stock, securities or other assets or property as would have been issued or payable in such Organic Change (if the holder had exercised such New GMR Warrant immediately prior to such Organic Change) with respect to or in exchange for the number of shares of New GMR Common Stock immediately theretofore acquirable and receivable upon exercise of such holder’s New GMR Warrant, less the applicable Exercise Price.

Section 5.2                                    Notices.  Whenever the number and/or kind of Warrant Exercise Shares or the Exercise Price is adjusted as herein provided, the Company shall (i) prepare and deliver, or cause to be prepared and delivered, forthwith to the Warrant Agent a written statement setting forth the adjusted number and/or kind of shares purchasable upon the exercise of New GMR Warrants and the Exercise Price of such shares after such adjustment, the facts requiring such adjustment and the computation by which adjustment was made, and (ii) cause the Warrant Agent to give written notice to each Holder in the manner provided in Section 10.2 below, of the record date or the effective date of the event.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.  The Warrant Agent shall be fully protected in relying upon any such written notice delivered in accordance with this Section 5.2, and on any adjustment therein contained, and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such written notice.  Notwithstanding anything to the contrary contained herein, the Warrant Agent shall have no duty or obligation to investigate or confirm whether the information contained in any such written notice complies with the terms of this Agreement or any other document, including the Warrant Certificates.  The Warrant Agent shall have no duty to determine when an adjustment under this Article V should be made, how any such adjustment should be calculated, or the amount of any such adjustment.  The Company shall also, at least ten (10) days prior to (x) the date on which the Company closes its books or takes a record (1) with respect to any dividend or distribution upon the New GMR Common Stock, (2) with respect to any pro rata subscription offer to holders of New GMR Common Stock or (3) for determining rights to vote with respect to any Organic Change, dissolution or liquidation, or (y) the date on which any Organic Change, dissolution or liquidation shall take place, issue a press release or give written notice thereof to the Warrant Agent and cause the Warrant Agent to give written notice to each Holder in the manner provided in Section 10.2 below.

Section 5.3                                    Form of Warrant After Adjustments.  The form of the Global Warrant Certificate need not be changed because of any adjustments in the Exercise Price or the number or kind of the New GMR Common Stock, and New GMR Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in New GMR Warrants, as initially issued.  The Company, however, may at any time in its sole discretion make any change in the form of Global Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Global Warrant Certificate (including the rights, duties, liabilities or obligations of the Warrant Agent), and any Global Warrant Certificate thereafter issued, whether in exchange or substitution for an outstanding Global Warrant Certificate, may be in the form so changed.

ARTICLE VI

SPECIFIED SALE

Upon the consummation of a Specified Sale during the Exercise Period at an aggregate value on a per share basis of New GMR Common Stock less than the then applicable Exercise Price (for the purposes of this Article VI, in the event the Specified Sale is a sale of assets, the aggregate value on a per share basis of New GMR Common Stock shall refer to such value that would be received if the consideration in respect of such assets of the Company would be distributed to the shareholders of the Company in a liquidating distribution, after satisfaction of all liabilities and obligations of the Company), each New GMR Warrant shall be automatically cancelled and deemed surrendered to the Company and the Company shall pay in exchange therefor consideration (at the Company’s election, either (x) in cash or (y) in the same proportion of cash and non-cash consideration as is paid in respect of the shares of New GMR Common Stock in the Specified Sale) in an amount equal to the fair market value of such New GMR Warrant.  For such purpose, the fair market value of such New GMR Warrant shall be calculated by the Board of Directors of the Company in good faith using the Black-Scholes warrant valuation formula with the following assumptions: (i) New GMR Common Stock price equal to the consideration per share of New GMR Common Stock (including the fair market value of any such consideration to the extent it is not cash, as reasonably determined by the Board of Directors of the Company in good faith) paid in such transaction or series of related transactions,

(ii) the prevailing normalized dividend rate of the Company on the date of determination, (iii) 30% equity volatility rate, (iv) the risk free rate on the date of determination equal to the yield on an equivalent-duration U.S. Treasury bond, (v) time until expiration equal to the amount of time remaining in the Exercise Period (assuming the New GMR Warrant remained exercisable until the fifth (5th) anniversary of the Date of Issuance and was not earlier terminated) on the date of determination, and (vi) Exercise Price on the date of determination (as adjusted pursuant to Article V, if applicable).  The Company shall provide the Warrant Agent with written notice of the occurrence of a Specified Sale, and until such written notice is received by the Warrant Agent, the Warrant Agent may presume conclusively for all purposes that no Specified Sale has occurred.  Notwithstanding the foregoing, the Warrant Agent shall have no duties or obligations upon the occurrence of a Specified Sale, except pursuant to any written instructions from the Company issued in accordance with the express terms of this Agreement.  If the Requisite Holders disagree with the determination of the fair market value of any non-cash consideration as determined by the Board of Directors of the Company in accordance with and for the purposes of this Article VI, the fair market value of such securities shall be determined by an independent appraiser acceptable to the Company and the Requisite Holders (or, if they cannot agree on such an appraiser, by an independent appraiser selected by lot by two independent appraisers, one of which is appointed by the Company, on the one hand,  and the Requisite Holders, on the other hand).  The cost of the appraisal shall be shared equally between the Company, on the one hand, and the Requisite Holders, on the other hand.

ARTICLE VII

TRANSFER AND EXCHANGE
OF NEW GMR WARRANTS

Section 7.1                                    Registration of Transfers and Exchanges.

(a)                                 Transfer and Exchange of Global Warrant Certificates or Beneficial Interests Therein.  The transfer and exchange of Global Warrant Certificates or beneficial interests therein shall be effected through the Depositary, in accordance with this Agreement and the procedures of the Depositary therefor.

(b)                                 Exchange of a Beneficial Interest in a Global Warrant Certificate for a Book-Entry Warrant.

(i)                                     Any Holder of a beneficial interest in a Global Warrant Certificate may, upon request, exchange such beneficial interest for a Book-Entry Warrant.  Upon receipt by the Warrant Agent (i) from the Depositary or its nominee of written instructions or such other form of instructions as is customary for the Depositary on behalf of any person having a beneficial interest in a Global Warrant Certificate and (ii) of a written order of the Company signed by an Appropriate Officer authorizing such exchange, the Warrant Agent shall, in accordance with such instructions, cause, or direct the Depositary to cause, the number of New GMR Warrants represented by the Global Warrant Certificate to be reduced by the number of New GMR Warrants to be represented by the Book-Entry Warrants to be issued in exchange for the beneficial interest of such person in the Global Warrant Certificate and, following such reduction, the Warrant Agent shall register in the name of the Holder a Book-Entry Warrant and deliver to said Holder a Warrant Statement.

(ii)                                  Book-Entry Warrants issued in exchange for a beneficial interest in a Global Warrant Certificate pursuant to this Section 7.1(b) shall be registered in such names as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent. The Warrant Agent shall deliver such Warrant Statements to the persons in whose names such New GMR Warrants are so registered.

(c)                                  Transfer and Exchange of Book-Entry Warrants.  When Book-Entry Warrants are presented to the Warrant Agent with a written request:

(i)                                     to register the transfer of the Book-Entry Warrants; or

(ii)                                  to exchange such Book-Entry Warrants for an equal number of Book-Entry Warrants of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange as requested if its customary requirements for such transactions are met; provided, however, that the Warrant Agent has received a written instruction of transfer in form satisfactory to the Warrant Agent, duly executed by the Registered Holder thereof or by his attorney, duly authorized in writing; and a written order of the Company signed by an Appropriate Officer authorizing such exchange.

(d)                                 Restrictions on Exchange or Transfer of a Book-Entry Warrant for a Beneficial Interest in a Global Warrant Certificate.  A Book-Entry Warrant may not be exchanged for a beneficial interest in a Global Warrant Certificate except upon satisfaction of the requirements set forth below.  Upon receipt by the Warrant Agent of appropriate written instruments of transfer with respect to a Book-Entry Warrant, in form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant Certificate to reflect an increase in the number of New GMR Warrants represented by the Global Warrant Certificate equal to the number of New GMR Warrants represented by such Book-Entry Warrant, then the Warrant Agent shall cancel such Book-Entry Warrant on the Warrant Register and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of New GMR Warrants represented by the Global Warrant Certificate to be increased accordingly.  If no Global Warrant Certificates are then outstanding, the Company shall issue and the Warrant Agent shall countersign a new Global Warrant Certificate representing the appropriate number of New GMR Warrants.  Any such transfer shall be subject to the Company’s prior written approval.

(e)                                  Restrictions on Transfer and Exchange of Global Warrant Certificates.  Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 7.1(f)), unless and until it is exchanged in whole for a Book-Entry Warrant, a Global Warrant Certificate may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(f)                                   Book-Entry Warrants.  If at any time:

(i)                                     the Depositary for the Global Warrant Certificates notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrant Certificates and a successor Depositary for the Global Warrant Certificates is not appointed by the Company within 90 days after delivery of such notice; or

(ii)                                  the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to exclusively cause the issuance of Book-Entry Warrants under this Agreement, then the Warrant Agent, upon written instructions signed by an Appropriate Officer of the Company, shall register Book-Entry Warrants, in an aggregate number equal to the number of New GMR Warrants represented by the Global Warrant Certificates, in exchange for such Global Warrant Certificates.

(g)                                  Restrictions on Transfer.  No New GMR Warrants or Warrant Exercise Shares shall be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities Laws.

(h)                                 Cancellation of Global Warrant Certificate.  At such time as all beneficial interests in Global Warrant Certificates have either been exchanged for Book-Entry Warrants, redeemed, repurchased or cancelled, all Global Warrant Certificates shall be returned to, or retained and cancelled pursuant to applicable Law by, the Warrant Agent, upon written instructions from the Company satisfactory to the Warrant Agent.

Section 7.2                                    Obligations with Respect to Transfers and Exchanges of New GMR Warrants.

(i)                                     To permit registrations of transfers and exchanges, the Company shall execute Global Warrant Certificates, if applicable, and the Warrant Agent is hereby authorized, in accordance with the provisions of Section 3.4 and this Article VII, to countersign such Global Warrant Certificates, if applicable, or register Book-Entry Warrants, if applicable, as required pursuant to the provisions of this Article VII and for the purpose of any distribution of new Global Warrant Certificates contemplated by Section 8.2 or additional Global Warrant Certificates contemplated by Article V.

(ii)                                  All Book-Entry Warrants and Global Warrant Certificates issued upon any registration of transfer or exchange of Book-Entry Warrants or Global Warrant Certificates shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Book-Entry Warrants or Global Warrant Certificates surrendered upon such registration of transfer or exchange.

(iii)                               No service charge shall be made to a Holder for any registration, transfer or exchange but the Company or the Warrant Agent may require payment of a sum sufficient to cover any stamp or other tax or other charge that may be imposed on the Holder in connection with any such exchange or registration of transfer. The Warrant Agent shall forward any such sum collected by it to the Company or to such persons as the Company shall specify by written notice.  The Warrant Agent shall have no obligation to effect an exchange or register a transfer unless and until it is satisfied that all such taxes and/or charges have been paid.

(iv)                              So long as the Depositary, or its nominee, is the registered owner of a Global Warrant Certificate, the Depositary or such nominee, as the case may be, will be considered by the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent as the sole owner or holder of the New GMR Warrants represented by such Global Warrant Certificate for all purposes under this Agreement.  Except as provided in Sections 7.1(b) and (f) upon the exchange of a beneficial interest in a Global Warrant Certificate for Book-Entry Warrants, Beneficial Holders will not be entitled to have any New GMR Warrants registered in their names, and will under no circumstances be entitled to receive physical delivery of any such New GMR Warrants and will not be considered the Registered Holder thereof under the New GMR Warrants or this Agreement.  Neither the Company nor the Warrant Agent, in its capacity as registrar for such New GMR Warrants, will have any responsibility or liability for any aspect of the records relating to beneficial interests in a Global Warrant Certificate or for maintaining, supervising or reviewing any records relating to such beneficial interests. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent, or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy, or other authorization furnished by the Depository or impair the operation of customary practices of the Depository governing the exercise of the rights of a holder of a beneficial interest in a Global Warrant Certificate.

(v)                                 Subject to Sections 7.1(b), (c) and (d), and this Section 7.2, the Warrant Agent shall, upon receipt of all information required to be delivered hereunder, from time to time to register the transfer of any outstanding New GMR Warrants in the Warrant Register, upon surrender of Global Warrant Certificates, if applicable, representing such New GMR Warrants at the Warrant Agent’s office as set forth in Section 10.2, duly endorsed, and accompanied by a completed form of assignment substantially in the form of Exhibit C hereto (or with respect to a Book-Entry Warrant, only such completed form of assignment substantially in the form of Exhibit C hereto), properly completed and duly executed by the Registered Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Warrant Agent.  Upon any such registration of transfer, a new Global Warrant Certificate or a Warrant Statement, as the case may be, shall be issued to the transferee.

(vi)                              Notwithstanding anything to the contrary herein, no holder may sell, exchange, assign, pledge, encumber or otherwise transfer all or any portion of any New GMR Warrant if such transfer would result in warrants to purchase common stock of the Company being held of record by more than 200 Persons as determined pursuant to Section 12(g) of the Exchange Act, unless such transfer is expressly approved by the Board of Directors of the Company or unless the Company is at the time otherwise subject, or with the passage of time will be subject, to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.  Any transfer of any New GMR Warrant in violation of these provisions will be void ab initio.

Section 7.3                                    Fractional Warrants.  The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a warrant certificate for a fraction of a New GMR Warrant.

ARTICLE VIII

OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF NEW GMR WARRANTS

Section 8.1                                    No Rights or Liability as Stockholder; Notice to Registered Holders.  Nothing contained in the New GMR Warrants shall be construed as conferring upon the Holder or his, her or its transferees the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any rights whatsoever as stockholders of the Company.  No provision thereof and no mere enumeration therein of the rights or privileges of the Holder shall give rise to any liability of such holder for the Exercise Price hereunder or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.  To the extent not covered by any statement delivered pursuant to Section 5.2, the Company shall give notice to Registered Holders by regular mail or press release if at any time prior to the expiration or exercise in full of the New GMR Warrants, any of the following events shall occur:

(a)                                 the Company shall authorize the payment of any dividend payable in any securities upon shares of New GMR Common Stock or authorize the making of any distribution (other than a regular quarterly cash dividend) to all holders of New GMR Common Stock;

(b)                                 the Company shall authorize the issuance to all holders of New GMR Common Stock of any additional shares of New GMR Common Stock or New GMR Common Stock Equivalents or of rights, options or warrants to subscribe for or purchase New GMR Common Stock or New GMR Common Stock Equivalents or of any other subscription rights, options or warrants;

(c)                                  a dissolution, liquidation or winding up of the Company shall be proposed; or

(d)                                 a capital reorganization or reclassification of the New GMR Common Stock (other than a subdivision or combination of the outstanding New GMR Common Stock and other than a change in the par value of the New GMR Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of New GMR Common Stock outstanding) or in the case of any sale or conveyance to another corporation or other entity of the property of the Company as an entirety or substantially as an entirety.

Such giving of notice shall be initiated at least ten (10) days prior to the date fixed as a record date or effective date or the date of closing of the Company’s stock transfer books for the determination of the stockholders entitled to such dividend, distribution or subscription rights, or for the determination of the stockholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.  Such notice shall specify such record date or the date of closing the stock transfer books, as the case may be.  Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.  For the avoidance of doubt, no such notice shall supersede or limit any adjustment called for by Section 5.1 by reason of any event as to which notice is required by this Section.

Section 8.2                                    Lost, Stolen, Mutilated or Destroyed Global Warrant Certificates.  If any Global Warrant Certificate is lost, stolen, mutilated or destroyed, the Company shall issue, and the Warrant Agent shall countersign and, if provided with all necessary information and documents, deliver, in exchange and substitution for and upon cancellation of the mutilated Global Warrant Certificate, or in lieu of and substitution for the Global Warrant Certificate lost, stolen or destroyed, a new Global Warrant Certificate of like tenor and representing an equivalent number of New GMR Warrants, but only upon receipt of evidence and an affidavit reasonably satisfactory to the Company and the Warrant Agent of the loss, theft or destruction of such Global Warrant Certificate, and, if requested by either the Company or the Warrant Agent, a bond sufficient to indemnify the Company and the Warrant Agent against any claim that may be made against the Company or the Warrant Agent on account of the loss, theft, mutilation or destruction of any such Global Warrant Certificate or the issuance of such new certificate.  Applicants for such substitute Global Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe and as required by Section 8-405 of the Uniform Commercial Code as in effect in the State of New York.

Section 8.3                                    No Restrictive Legends.  No legend shall be stamped or imprinted on any stock certificate for New GMR Common Stock issued upon the exercise of any New GMR Warrant and or stock certificate issued upon the direct or indirect transfer of any such New GMR Common Stock.

Section 8.4                                    Cancellation of New GMR Warrants.  If the Company shall purchase or otherwise acquire New GMR Warrants, the Global Warrant Certificates and the Book-Entry Warrants representing such purchased or acquired New GMR Warrants shall thereupon be delivered to the Warrant Agent, if applicable, to be cancelled by it and retired.  The Warrant Agent shall cancel all Global Warrant Certificates surrendered, and accepted, for exchange, substitution, transfer or exercise in whole or in part.  Such cancelled Global Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company provided in writing to the Warrant Agent.

ARTICLE IX

CONCERNING THE WARRANT AGENT AND OTHER MATTERS

Section 9.1                                    Resignation, Consolidation or Merger of Warrant Agent.

(a)                                 Appointment of Successor Warrant Agent.  The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company.  If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent.  If the Company shall fail to make such appointment within a period of sixty (60) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the Registered Holder of a New GMR Warrant (who shall, with such notice, submit his New GMR Warrant for inspection by the Company), then the Registered Holder of any New GMR Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost.  Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a Person organized and existing under the Laws of the United States of America, or any state thereunder, in good standing.  After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, rights, immunities, duties and obligations of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations.

(b)                                 Notice of Successor Warrant Agent.  In the event a successor Warrant Agent shall be appointed, the Company shall (i) give notice thereof to the predecessor Warrant Agent and the transfer agent for the New GMR Common Stock not later than the effective date of any such appointment, and (ii) cause written notice thereof to be delivered to each Registered Holder at such holder’s address appearing on the Warrant Register.  Failure to give any notice provided for in this Section 9.1(b) or any defect therein shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.

(c)                                  Merger, Consolidation or Name Change of Warrant Agent.

(i)                                     Any Person into which the Warrant Agent may be merged or with which it may be consolidated or any Person resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement, without any further act or deed, if such person would be eligible for appointment as a successor Warrant Agent under the provisions of Section 9.1(a).  If any of the Global Warrant Certificates have been countersigned but not delivered at the time such successor to the Warrant Agent succeeds under this Agreement, any such successor to the Warrant Agent may adopt the countersignature of any previous Warrant Agent; and if at that time any of the Global Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Global Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Global Warrant Certificates shall have the full force provided in the Global Warrant Certificates and in this Agreement.

(ii)                                  If at any time the name of the Warrant Agent is changed and at such time any of the Global Warrant Certificates have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name;

and if at that time any of the Global Warrant Certificates have not been countersigned, the Warrant Agent may countersign such Global Warrant Certificates either in its prior name or in its changed name; and in all such cases such Global Warrant Certificates shall have the full force provided in the Global Warrant Certificates and in this Agreement.

Section 9.2                                    Fees and Expenses of Warrant Agent.

(a)                                 Remuneration.  The Company agrees to pay the Warrant Agent reasonable remuneration for its services as Warrant Agent hereunder in accordance with Schedule A attached hereto and will reimburse the Warrant Agent upon demand for all reasonable and documented out-of-pocket expenses (including reasonable counsel fees and expenses), taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in connection with the negotiation, preparation, delivery, administration, execution, modification, waiver, delivery, enforcement or amendment of this of this Agreement and the exercise and performance of its duties hereunder.

(b)                                 Further Assurances.  The Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

Section 9.3                                    Duties of Warrant Agent.

(a)                                 Liability.

(i)                                     References to the Warrant Agent in this Section 9.3 shall include the Warrant Agent and its affiliates, principles, directors, officers, employees, agents, representatives, attorneys, accountants, advisors and other professionals.  The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement, the Warrant Statements or in the Global Warrant Certificates (except, in each case, its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only. The Warrant Agent shall not be under any responsibility in respect of the validity or sufficiency of this Agreement or the execution and delivery hereof or in respect of the validity or execution of any Global Warrant Certificate (except, in each case, its countersignature thereof); nor shall the Warrant Agent be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Global Warrant Certificate to be complied with by the Company; nor shall the Warrant Agent be responsible for the making of any adjustment in the Exercise Price or the number of shares issuable upon the exercise of a New GMR Warrants required under the provisions of Article V or be responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such change; nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Exercise Shares to be issued pursuant to this Agreement or any New GMR Warrant or as to whether any Warrant Exercise Shares will, when issued, be validly issued and fully paid and non-assessable.  The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Global Warrant Certificate authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issue and sale, or exercise, of the New GMR Warrants.

(ii)                                  The Warrant Agent shall have no liability under, and no duty to inquire as to, the provisions of any agreement, instrument or document other than this Agreement, including any Global Warrant Certificate.

(iii)                               The Warrant Agent may rely on and shall incur no liability or responsibility to the Company, any Holder, or any other Person for any action taken, suffered or omitted to be taken by it upon any notice, instruction, request, resolution, waiver, consent, order, certificate, affidavit, statement, or other paper, document or instrument furnished to the Warrant Agent hereunder and believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such notice, instruction, request, resolution, waiver, consent, order, certificate, affidavit, statement, or other paper, document or instrument.  The Warrant Agent shall not take any instructions or directions except those given in accordance with this Agreement.

(iv)                              The Warrant Agent shall act hereunder solely as agent for the Company and in a ministerial capacity and does not assume any obligation or relationship of agency or trust with any of the owners or holders of the New GMR Warrants, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken in connection with this Agreement except to the extent that a court of competent jurisdiction determines that its own gross negligence, willful misconduct or bad faith (as each is determined by a final, nonappealable judgment) was the primary cause of any loss.

(v)                                 Anything in this Agreement to the contrary notwithstanding, in no event shall the Warrant Agent be liable for any special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage.  Any liability of the Warrant Agent under this Agreement shall be limited to the amount of annual fees paid by the Company to the Warrant Agent hereunder.

(vi)                              All rights and obligations contained in this Section 9.3 shall survive the termination of this Agreement and the resignation, replacement, incapacity or removal of the Warrant Agent. All fees and expenses incurred by the Warrant Agent prior to the resignation, replacement, incapacity or removal of the Warrant Agent shall be paid by the Company in accordance with this Section 9.3 of this Agreement notwithstanding such resignation, replacement, incapacity or removal of the Warrant Agent.

(vii)                           The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to the provisions of this Agreement.

(viii)                        In no event shall the Warrant Agent be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

(ix)                              In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, Warrant Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company or any Holder or other person or entity for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Warrant Agent.

(b)                                 Reliance on Company Statement.  Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer or Chairman of the Board of Directors of the Company and delivered to the Warrant Agent.  The Warrant Agent may rely upon such statement for any action taken or suffered by it pursuant to the provisions of this Agreement. The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

(c)                                  Indemnity.  The Company agrees to indemnify, defend, protect and save the Warrant Agent and hold it harmless from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, actions, suits, proceedings, litigation, investigations, costs or expenses, including without limitation reasonable fees and disbursements of counsel, that may be imposed on, incurred by, or asserted against such Person, at any time, and in any way  relating to or arising out of or in connection with, directly or indirectly, the execution, delivery or performance of this Agreement, the enforcement of any rights or remedies under or in connection with this Agreement, or as may arise by reason of any act, omission or error of such Person; provided, however, that no such Person shall be entitled to be so indemnified, defended, protected, saved and kept harmless to the extent such loss was caused by its own gross negligence, bad faith or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.  Notwithstanding the foregoing, the Company shall not be responsible for any settlement made without its written consent, which written consent shall not be unreasonably conditioned, withheld or delayed.

(d)                                 Exclusions.  The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any New GMR Warrant (except, in each case, its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any New GMR Warrant; nor shall it be responsible to make any adjustments required under the provisions of Article V hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any New GMR Common Stock to be issued pursuant to this Agreement or any New GMR Warrant or as to whether any New GMR Common Stock will, when issued, be valid and fully paid and nonassessable. The Warrant Agent will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of New GMR Warrants.

(e)                                  The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, agents or employees or for any loss to the Company resulting from such neglect or misconduct, provided that the Warrant Agent acts without gross negligence, willful misconduct or bad faith (each as determined by a final judgment of a court of competent jurisdiction) in connection with the selection of such attorneys, agents or employees.

(f)                                   The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be legal counsel for the Company) and the advice of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by such parties in accordance with such advice.

(g)                                  The Warrant Agent may buy, sell, or deal in any of the New GMR Warrants or other securities of the Company freely as though it was not Warrant Agent under this Agreement. Nothing contained herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other Person.

(h)                                 The Warrant Agent shall not be required to use or risk its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers, and shall not be required to take any action which, in the Warrant Agent’s sole and absolute judgment, could involve it in expense or liability unless furnished with security and indemnity satisfactory to it.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1                             Binding Effects; Benefits.  This Agreement shall inure to the benefit of and shall be binding upon the Company, the Warrant Agent and the Holders and their respective heirs, legal representatives, successors and assigns.  Nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the Company, the Warrant Agent and the Holders, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 10.2                             Notices.  Unless a provision herein permits notice by way of a press release, Any notice or other communication required or which may be given hereunder shall be in writing and shall be sent by certified or regular mail, by private national courier service (return receipt requested, postage prepaid), by personal delivery or by facsimile transmission.  Such notice or communication shall be deemed given (a) if mailed, two days after the date of mailing, (b) if sent by national courier service, one Business Day after being sent, (c) if delivered personally, when so delivered, or (d) if sent by facsimile transmission, on the Business Day after such facsimile is transmitted, in each case as follows:

if to the Warrant Agent, to:

Computershare Shareowner Services LLC
480 Washington Boulevard, 29th Floor
Jersey City, New Jersey 07310
Facsimile: (201) 680-4606
Attention: Eliesee Guardiola

with copies (which shall not constitute notice) to:

Computershare Shareowner Services LLC
480 Washington Boulevard, 29th Floor
Jersey City, New Jersey 07310
Facsimile: (201) 680-4610
Attention: Legal Department

if to the Company, to:

General Maritime Corporation
299 Park Avenue
New York, New York 10171
Facsimile: (212) 763-5603
Attention: Jeffrey D. Pribor

with copies (which shall not constitute notice) to:

Oaktree Capital Management, L.P.
333 South Grand Ave., 28th Floor
Los Angeles, California 90071
Facsimile: (213) 830-6300
Attention:	B. James Ford
Adam Pierce

and

Kirkland & Ellis LLP
333 South Hope Street
Los Angeles, California 90071
Facsimile: (213) 680-8500
Attention:	Damon R. Fisher

and

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Facsimile: (212) 715-8100
Attention:	Thomas E. Molner

if to Registered Holders, at their addresses as they appear in the Warrant Register or in the records of the transfer agent or registrar for the New GMR Common Stock.

Section 10.3                             Persons Having Rights under this Agreement.  Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Holders, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof.  All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns and the Holders.

Section 10.4                             Examination of this Agreement.  A copy of this Agreement shall be available at all reasonable times at an office designated for such purpose by the Warrant Agent, for examination by the Holder of any New GMR Warrant.  Prior to such examination, the Warrant Agent may require any such holder to submit his New GMR Warrant for inspection by it.

Section 10.5                             Counterparts.  This Agreement may be executed in any number of original or facsimile or electronic PDF counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 10.6                             Effect of Headings.  The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation hereof.

Section 10.7                             Amendments.

(a)                                 Subject to Section 10.7(b) below, this agreement may not be amended except in writing signed by both parties hereto.

(b)                                 The Company and the Warrant Agent may from time to time supplement or amend this Agreement or the New GMR Warrants (a) without the approval of any Holders in order to cure any ambiguity, manifest error or other mistake in this Agreement or the New GMR

Warrants, or to correct or supplement any provision contained herein or in the New GMR Warrants that may be defective or inconsistent with any other provision herein or in the New GMR Warrants, or to make any other provisions in regard to matters or questions arising hereunder that the Company may deem necessary or desirable and that shall not adversely affect, alter or change the interests of the Holders or (b) with the prior written consent of holders of the New GMR Warrants exercisable for a majority of the New GMR Common Stock then issuable upon exercise of the New GMR Warrants then outstanding.  Notwithstanding anything to the contrary herein, upon the delivery of a certificate from an Appropriate Officer which states that the proposed supplement or amendment is in compliance with the terms of this Section 10.7, the Warrant Agent shall execute such supplement or amendment; provided, that the Warrant Agent may, but shall not be obligated to, execute any amendment or supplement that affects Warrant Agent’s rights, duties, immunities, liabilities or obligations hereunder.  Any amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section 10.7 will be binding upon all Holders and upon each future Holder, the Company and the Warrant Agent.  In the event of any amendment, modification or waiver, the Company will give prompt notice thereof to all Registered Holders and, if appropriate, notation thereof will be made on all Global Warrant Certificates thereafter surrendered for registration of transfer or exchange.

Section 10.8                             No Inconsistent Agreements; No Impairment.  The Company will not, on or after the date hereof, enter into any agreement with respect to its securities which conflicts with the rights granted to the Holders in the New GMR Warrants or the provisions hereof.  The Company represents and warrants to the Holders that the rights granted hereunder do not in any way conflict with the rights granted to holders of the Company’s securities under any other agreements.  The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of the New GMR Warrants and in the taking of all such action as may be necessary in order to preserve the exercise rights of the Holders against impairment.

Section 10.9                             Integration/Entire Agreement.  This Agreement (and solely with respect to the Company and the Holders, the New GMR Warrants), is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Company, the Warrant Agent and the Holders in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the New GMR Warrants.  This Agreement and the New GMR Warrants supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 10.10                      Governing Law, Etc.  This Agreement and each New GMR Warrant issued hereunder shall be deemed to be a contract made under the Laws of the State of New York and for all purposes shall be governed by and construed in accordance with the Laws of such State.  Each party hereto consents and submits to the jurisdiction of the courts of the State of New York and of the federal courts of the Southern District of New York in connection with any action or proceeding brought against it that arises out of or in connection with, that is based upon, or that relates to this Agreement or the transactions contemplated hereby.  In connection with any such action or proceeding in any such court, each party hereto hereby waives personal service of any summons, complaint or other process and hereby agrees that service thereof may be made in accordance with the procedures for giving notice set forth in Section 10.2 hereof.  Each party hereto hereby waives any objection to jurisdiction or venue in any such court in any such action or proceeding and agrees not to assert any defense based on forum non conveniens or lack of jurisdiction or venue in any such court in any such action or proceeding.

Section 10.11                      Termination.  This Agreement will terminate on the earlier of (i) such date when all New GMR Warrants have been exercised, or (ii) the expiration of the Exercise Period.  The provisions of Section 9.3 and this Article X shall survive such termination and the resignation, replacement or removal of the Warrant Agent.

Section 10.12                      Waiver of Trial by Jury.  Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement and the transactions contemplated hereby.

Section 10.13                      Remedies.  The Company hereby agrees that, in the event that the Company violates any provisions of a New GMR Warrant (including the obligation to deliver shares of New GMR Common Stock upon the exercise thereof), the remedies at law available to the holder of such Warrant may be inadequate.  In such event, the Requisite Holders and, with the prior written consent of the Requisite Holders, the holder of such New GMR Warrant, shall have the right, in addition to all other rights and remedies any of them may have, to specific performance and/or injunctive or other equitable relief to enforce or prevent any violations by the Company of such New GMR Warrant and/or any other New GMR Warrants.

Section 10.14                      Severability.  In the event that any one or more of the provisions contained herein or in the New GMR Warrants, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein and therein shall not be affected or impaired thereby; provided, however, that if any such excluded provision shall adversely affect the rights, immunities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to immediately resign.

Section 10.15  Customer Identification Program.  The Company acknowledges that the Warrant Agent is subject to the customer identification program (“Customer Identification Program”) requirements under the USA PATRIOT Act and its implementing regulations, and that the Warrant Agent must obtain, verify and record information that allows the Warrant Agent to identify the Company.  Accordingly, prior to accepting an appointment hereunder, the Warrant Agent may request information from the Company that will help the Warrant Agent to identify the Company, including without limitation the Company’s physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or any other information that the Warrant Agent deems necessary.  The Company agrees that the Warrant Agent cannot accept an appointment hereunder unless and until the Warrant Agent verifies the Company’s identity in accordance with the Customer Identification Program requirements.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

GENERAL MARITIME CORPORATION

By:	/s/ Jeffrey D. Pribor
Name: Jeffrey D. Pribor
Title: Executive Vice President and Chief Financial Officer

COMPUTERSHARE SHAREOWNER SERVICES LLC, as Warrant Agent

By:	/s/ Eliesee Guardiola
Name: Eliesee Guardiola
Title: Senior Associate

EXHIBIT A-1

FACE OF GLOBAL WARRANT CERTIFICATE

VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON May 17, 2017

This Global Warrant Certificate is held by The Depository Trust Company (the “Depositary”) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any person under any circumstances except that (i) this Global Warrant Certificate may be exchanged in whole but not in part pursuant to Section 7.1(a) of the Warrant Agreement, (ii) this Global Warrant Certificate may be delivered to the Warrant Agent for cancellation pursuant to Section 7.1(h) of the Warrant Agreement and (iii) this Global Warrant Certificate may be transferred to a successor Depositary with the prior written consent of the Company.

Unless this Global Warrant Certificate is presented by an authorized representative of the Depositary to the Company or the Warrant Agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co. or such other entity as is requested by an authorized representative of the Depositary (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful because the registered owner hereof, Cede & Co., has an interest herein.

Transfers of this Global Warrant Certificate shall be limited to transfers in whole, but not in part, to nominees of the Depositary or to a successor thereof or such successor’s nominee, and transfers of portions of this Global Warrant Certificate shall be limited to transfers made in accordance with the restrictions set forth in Section 7 of the Warrant Agreement.

No registration or transfer of the securities issuable pursuant to the Warrant will be recorded on the books of the Company until such provisions have been complied with.

THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON EXERCISE OF THE NEW GMR WARRANT) ARE SUBJECT TO ADDITIONAL AGREEMENTS SET FORTH IN THE WARRANT AGREEMENT DATED AS OF MAY 17, 2012, BY AND BETWEEN THE COMPANY AND THE WARRANT AGENT (THE “WARRANT AGREEMENT”).

THIS NEW GMR WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO
5:00 P.M., NEW YORK CITY TIME, ON MAY 17, 2017

WARRANT TO PURCHASE

309,296 SHARES OF NEW GMR COMMON STOCK OF

GENERAL MARITIME CORPORATION.

CUSIP # Y2693R 127
ISSUE DATE:  MAY 17, 2012

No. W-1

This certifies that, for value received, Cede & Co. and its registered assigns (collectively, the “Registered Holder”), is entitled to purchase from General Maritime Corporation, a Marshall Islands corporation (the “Company”), subject to the terms and conditions hereof, at any time before 5:00 p.m., New York time, on May 17, 2017, the number of fully paid and non-assessable shares of New GMR Common Stock of the Company set forth above at the Exercise Price (as defined in the Warrant Agreement).  The Exercise Price and the number and kind of shares purchasable hereunder are subject to adjustment from time to time as provided in Article V of the Warrant Agreement.  The initial Exercise Price shall be $42.50.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, this Warrant has been duly executed by the Company under its corporate seal as of the 17th day of May, 2012.

GENERAL MARITIME CORPORATION

By:

Print Name:

Title:

Attest:
Secretary

Computershare Shareowner Services LLC,
as Warrant Agent

By:
Name:
Title:

Address of Registered Holder for Notices (until changed in accordance with this New GMR Warrant):

Cede & Co.

55 Water Street

New York, New York 10041

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

FORM OF REVERSE OF WARRANT

The New GMR Warrant evidenced by this Warrant Certificate is a part of a duly authorized issue of New GMR Warrants to purchase 309,296 shares of New GMR Common Stock issued pursuant to that the Warrant Agreement, a copy of which may be inspected at the office of the Warrant Agent designated for such purpose.  The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Registered Holders of the New GMR Warrants.  All capitalized terms used on the face of this New GMR Warrant herein but not defined that are defined in the Warrant Agreement shall have the meanings assigned to them therein.

Upon due presentment for registration of transfer of the New GMR Warrant at the office of the Warrant Agent designated for such purpose, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of New GMR Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company shall not be required to issue fractions of New GMR Common Stock or any certificates that evidence fractional New GMR Common Stock.

No New GMR Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws.

This New GMR Warrant does not entitle the Registered Holder to any of the rights of a stockholder of the Company.

The Company and Warrant Agent may deem and treat the Registered Holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

EXHIBIT A-2

FORM OF WARRANT STATEMENT

See attached.

EXERCISE FORM FOR REGISTERED HOLDERS
HOLDING BOOK-ENTRY WARRANTS

(To be executed upon exercise of New GMR Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by the Book-Entry Warrants, to purchase New GMR Common Stock and (check one):

☐                                    herewith tenders this New GMR Warrant for                New GMR Common Stock pursuant to the net issuance exercise provisions of Section 4.5 of the Warrant Agreement.  This exercise and election shall ☐ be immediately effective or ☐ shall be effective as of 5:00 pm. Eastern Time, on [insert date].

The undersigned requests that [a statement representing] the New GMR Common Stock be delivered as follows:

Name
Address

Delivery Address (if different)

If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, the undersigned requests that a new Book-Entry Warrant representing the balance of such New GMR Warrants shall be registered, with the appropriate Warrant Statement delivered as follows:

Name
Address

Delivery Address (if different)

Signature
Social Security or Other Taxpayer
Identification Number of Holder

Note: If the statement representing the New GMR Common Stock or any Book-Entry Warrants representing New GMR Warrants not exercised is to be registered in a name other than that in which the Book-Entry Warrants are registered, the signature of the holder hereof must be guaranteed.

SIGNATURE GUARANTEED BY:

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s Warrant Agent.

Countersigned:
Dated: [ ], 2012

Computershare Shareowner Services LLC,
as Warrant Agent

Signature
Authorized Signatory

EXHIBIT B-2

EXERCISE FORM FOR BENEFICIAL HOLDERS
HOLDING NEW GMR WARRANTS THROUGH THE DEPOSITORY TRUST COMPANY

TO BE COMPLETED BY DIRECT PARTICIPANT
IN THE DEPOSITORY TRUST COMPANY

(To be executed upon exercise of New GMR Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by              New GMR Warrants held for its benefit through the book-entry facilities of The Depository Trust Company (the “Depositary”), to purchase New GMR Common Stock and (check one):

☐                                    herewith tenders this New GMR Warrant for                New GMR Common Stock pursuant to the net issuance exercise provisions of Section 4.5 of the Warrant Agreement.  This exercise and election shall ☐ be immediately effective or ☐ shall be effective as of 5:00 pm., Eastern Time, on [insert date].

The undersigned requests that the New GMR Common Stock issuable upon exercise of the New GMR Warrants be in registered form in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below; provided, that if the New GMR Common Stock are evidenced by global securities, the New GMR Common Stock shall be registered in the name of the Depositary or its nominee.

Dated:

NOTE:  THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE.  THE WARRANT AGENT SHALL NOTIFY YOU (THROUGH THE CLEARING SYSTEM) OF (1) THE WARRANT AGENT’S ACCOUNT AT THE DEPOSITARY TO WHICH YOU MUST DELIVER YOUR NEW GMR WARRANTS ON THE EXERCISE DATE AND (2) THE ADDRESS, PHONE NUMBER AND FACSIMILE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED.  NAME OF DIRECT PARTICIPANT IN THE DEPOSITARY:

(PLEASE PRINT)

ADDRESS:

CONTACT NAME:

ADDRESS:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

ACCOUNT FROM WHICH NEW GMR WARRANTS ARE BEING DELIVERED:

DEPOSITARY ACCOUNT NO.

WARRANT EXERCISE NOTICES WILL ONLY BE VALID IF DELIVERED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THIS NOTIFICATION (OR AS OTHERWISE DIRECTED), MARKED TO THE ATTENTION OF “WARRANT EXERCISE”.  WARRANT HOLDER DELIVERING NEW GMR

WARRANTS, IF OTHER THAN THE DIRECT DEPOSITARY PARTICIPANT DELIVERING THIS WARRANT EXERCISE NOTICE:

NAME:
(PLEASE PRINT)

CONTACT NAME:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

ACCOUNT TO WHICH THE SHARES OF NEW GMR COMMON STOCK ARE TO BE CREDITED:

DEPOSITARY ACCOUNT NO.

FILL IN FOR DELIVERY OF THE NEW GMR COMMON STOCK, IF OTHER THAN TO THE PERSON DELIVERING THIS WARRANT EXERCISE NOTICE:

NAME:
(PLEASE PRINT)

ADDRESS:

CONTACT NAME:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

NUMBER OF NEW GMR WARRANTS BEING EXERCISED:
(ONLY ONE EXERCISE PER NEW GMR WARRANT EXERCISE NOTICE)

Signature:

Name:

Capacity in which Signing:

SIGNATURE GUARANTEED BY:

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s Warrant Agent.

EXHIBIT C

FORM OF ASSIGNMENT

(To be executed only upon assignment of New GMR Warrant)

For value received,                                                              hereby sells, assigns and transfers unto the Assignee(s) named below the rights represented by such New GMR Warrant to purchase number of New GMR Common Stock listed opposite the respective name(s) of the Assignee(s) named below and all other rights of the Registered Holder under the within New GMR Warrant, and does hereby irrevocably constitute and appoint                                                            attorney, to transfer said New GMR Warrant on the books of the within-named Company with respect to the number of New GMR Common Stock set forth below, with full power of substitution in the premises:

Name(s) of Assignee(s)	Address	No. of New GMR Common Stock

And if said number of New GMR Common Stock shall not be all the New GMR Common Stock represented by the New GMR Warrant, a new New GMR Warrant is to be issued in the name of said undersigned for the balance remaining of the New GMR Common Stock registered by said New GMR Warrant.

Dated: , 20	Signature
Note: The above signature should correspond exactly with the name on the face of this New GMR Warrant

Schedule A